As filed with the Securities and Exchange Commission on January 28, 2026

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g)
OF THE SECURITIES EXCHANGE ACT OF 1934

NEWTEKONE, INC.
(Exact Name of Registrant as specified in its charter)

Maryland	46-3755188
(State or other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

4800 T Rex Avenue, Suite 120 Boca Raton, Florida	33431
(Address of principal executive office)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
8.50% Fixed Rate Senior Notes due 2031	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (c), check the following box. ☐
Securities Act registration statement file number to which this form relates (if applicable): 333-269452
Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.

This Form 8-A is being filed in connection with the listing of the 8.50% Fixed Rate Senior Notes due 2031 (the “Notes”) of NewtekOne, Inc. (the “Registrant”). A description of the Notes is contained in a prospectus dated December 1, 2025 (the “Prospectus”), included in the Registrant’s registration statement on Form S-4 (File No. 333-291615) filed with the Securities and Exchange Commission, which was declared effective on November 28, 2025. The description of the Notes set forth under the heading “Description of the New Notes,” in the Prospectus is incorporated herein by reference and made part of this registration statement in its entirety.
Item 2. Exhibits.

Exhibit Number	Description

3.1
Amended and Restated Articles of Incorporation of NewtekOne, Inc. (incorporated by reference to Exhibit A to NewtekOne, Inc.’s Pre-Effective Amendment No. 3 to its Registration Statement on Form N-2, No. 333-191499, filed November 3, 2014).

3.2
Articles of Amendment to the Amended and Restated Articles of Incorporation of NewtekOne, Inc. (incorporated by reference to Exhibit 99.1 of NewtekOne, Inc.’s Current Report on Form 8-K, filed January 17, 2023).

3.3
Articles of Amendment to the Amended and Restated Articles of Incorporation of NewtekOne, Inc. (incorporated by reference to Exhibit 99.1 to NewtekOne, Inc.’s Current Report on Form 8-K filed June 18, 2024).

3.4
Articles Supplementary to the Amended and Restated Articles of Incorporation of NewtekOne, Inc. (incorporated by reference to Exhibit 3.1 to NewtekOne, Inc.’s Current Report on Form 8-K filed August 21, 2025).

3.5
Articles Supplementary to the Amended and Restated Articles of Incorporation of NewtekOne, Inc. (incorporated by reference to Exhibit 3.1 to NewtekOne, Inc.’s Current Report on Form 8-K filed September 18, 2025).

3.6	Amended Bylaws of NewtekOne, Inc. (incorporated by reference to Exhibit 99.1 of NewtekOne, Inc.’s Current Report on Form 8-K, filed January 24, 2023).

4.1
Base Indenture, dated as of August 31, 2023, between NewtekOne, Inc. and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.1 to NewtekOne, Inc.’s Form 8-K filed on August 31, 2023).

4.2
First Supplemental Indenture, dated as of August 31, 2023, between NewtekOne, Inc. and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.2 to NewtekOne, Inc.’s Form 8-K filed on August 31, 2023).

4.3
Second Supplemental Indenture, dated as of May 30, 2024, between NewtekOne, Inc. and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.3 to NewtekOne, Inc.’s Registration Statement on Form 8-A filed on May 30, 2024).

4.4
Third Supplemental Indenture, dated as of September 16, 2024, between NewtekOne, Inc. and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.4 to NewtekOne, Inc.’s Registration Statement on Form 8-A filed on September 16, 2024).

4.5	Fourth Supplemental Indenture, dated as of January 28, 2026, between NewtekOne, Inc. and U.S. Bank Trust Company, National Association, as trustee (filed herewith).

4.6	Form of 8.50% Fixed Rate Senior Notes due 2031 (included as part of Exhibit 4.5).

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NEWTEKONE, INC.

By:	/s/ Barry Sloane
Name:	Barry Sloane
Title:	Chairman and Chief Executive Officer
Date: January 28, 2026